Exhibit 99.1

Press Release

June 7, 2011

FOR IMMEDIATE RELEASE
For more information contact:
Doug Gulling, Chief Financial Officer (515) 222-2309

MEMORANDUM OF UNDERSTANDING TERMINATED DUE TO POSITIVE FINANCIAL RESULTS

West Des Moines, IA - West Bank announces that the April 2010 memorandum of understanding between it, the Federal Deposit Insurance Corporation, and the Iowa Division of Banking was terminated on June 3, 2011. The April 2010 agreement followed West Bank's 2009 losses. West Bank CEO Dave Nelson reports “Our considerable decline in adversely classified assets and increases in earnings and capital during the last year solved the issues underlying the memorandum of understanding. We are once again serving our customers from a position of significant strength.”

Serving Iowans since 1893, West Bank, a wholly owned subsidiary of West Bancorporation, Inc., is a community bank that focuses on lending, deposit services, and trust services for consumers and small to medium sized businesses. West Bank has two full-service offices in Iowa City, one full-service office in Coralville, and eight full-service offices in the greater Des Moines area.